As filed with the Securities and Exchange Commission on February 12, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MOMENTA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3561634
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02412
(Address of Principal Executive Offices)	(Zip Code)

2004 Stock Incentive Plan, as amended

(Full Title of the Plan)

Craig A. Wheeler

President and Chief Executive Officer

Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, MA 02142
(Name and Address of Agent for Service)

(617) 491-9700

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,974,303 shares	$14.38	(2)	$28,380,606	(2)	$2,024.00

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 10, 2010.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-157275, relating to the Registrant’s 2004 Stock Incentive Plan, as amended, (ii) the registration statement on Form S-8, File No. 333-149253, relating to the Registrant’s 2004 Stock Incentive Plan, as amended,  (iii) the registration statement on Form S-8, File No. 333-140760, relating to the Registrant’s 2004 Stock Incentive Plan, as amended, and (iv) the registration statement on Form S-8, File No. 333-117173, relating to each of the Registrant’s 2002 Stock Incentive Plan, 2004 Stock Incentive Plan and 2004 Employee Stock Purchase Plan.

Item 8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 12th day of February, 2010.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Craig A. Wheeler
Craig A. Wheeler
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Momenta Pharmaceuticals, Inc., hereby severally constitute and appoint Craig A. Wheeler and Richard P. Shea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Momenta Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Craig A. Wheeler	President and Chief Executive Officer and	February 12, 2010
Craig A. Wheeler	Director (Principal Executive Officer)

/s/ Richard P. Shea	Senior Vice President, Chief Financial Officer	February 12, 2010
Richard P. Shea	and Treasurer (Principal Financial and Accounting Officer)

/s/ James R. Sulat	Chairman of the Board	February 12, 2010
James R. Sulat

/s/ John K. Clarke	Director	February 12, 2010
John K. Clarke

/s/ Alan L. Crane	Director	February 12, 2010
Alan L. Crane

/s/ Bruce Downey	Director	February 12, 2010
Bruce Downey

/s/ Marsha H. Fanucci	Director	February 12, 2010
Marsha H. Fanucci

/s/ Peter Barton Hutt	Director	February 12, 2010
Peter Barton Hutt

/s/ Ram Sasisekharan	Director	February 10, 2010
Ram Sasisekharan

/s/ Bennett M. Shapiro	Director	February 12, 2010
Bennett M. Shapiro

Director
Elizabeth Stoner

Exhibit Index

		Filed With	Incorporated by Reference to
Exhibit Number	Description	This Form S-8	Form	Filing Date With SEC	Exhibit Number	SEC File Number
4.1	Third Amended and Restated Certificate of Incorporation		S-1	March 11, 2004	3.3	333-113522
4.2	Second Amended and Restated By-laws		S-1	March 11, 2004	3.4	333-113522
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant	X
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)	X
23.2	Consent of Independent Registered Public Accounting Firm	X
24.1	Power of Attorney (included on page 3 of this registration statement)	X
99.1	2004 Stock Incentive Plan, as amended		10-K	March 15, 2007	10.18	000-50797